Exhibit 10.2

Joinder Agreement

SUPPLEMENT NO. 1 dated as of May 5, 2008, to the Security Agreement (the “Security Agreement”) dated as of February 28, 2008, among SOLUTIA INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower listed on Schedule I thereto (collectively, together with each other Subsidiary that becomes a party thereto, the “Subsidiary Guarantors” and, together with Borrower, the “Grantors”), and CITIBANK, N.A., as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) on behalf of the Secured Parties (as defined in the Credit Agreement referred to below).

A.  Reference is made to (a) the Credit Agreement dated as of February 28, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Collateral Agent, Citibank, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”) for the Lenders (as defined herein), the lending institutions from time to time party thereto (the “Lenders”), and the other agents party thereto, (b) the Guarantee Agreement, dated as of February 28, 2008, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), made by the Subsidiary Guarantors in favor of the Collateral Agent, (c) the Pledge Agreement, dated February 28, 2008, made by certain Grantors in favor of the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), and (d) the Indemnity, Subrogation, and Contribution Agreement, dated as of February 28, 2008, made by certain Obligors in favor of the Agents (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indemnity, Subrogation, and Contribution Agreement” and, together with the Security Agreement, the Guarantee Agreement, and the Pledge Agreement, the “Collateral Documents”).

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.  Pursuant to Section 5.15 of the Credit Agreement, each Subsidiary (other than any Excluded Subsidiary) of the Borrower that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Collateral Documents upon becoming a Subsidiary.  Each of the Collateral Documents provides that such Subsidiary may become a party to the Collateral Documents by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a party to the Collateral Documents.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 5.15 of the Credit Agreement, the New Subsidiary by its signature below becomes a Grantor and Pledgor under each of the Collateral Documents with the same force and effect as if originally named therein as a party thereto and hereby (a) agrees to all terms and provisions of the Collateral Documents applicable to it as a Grantor, Guarantor and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor, Guarantor and Pledgor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date and in such case they shall be true and correct in all material respects as of such date).  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent for the benefit of the Secured Parties and their permitted successors and assigns a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each of the Collateral Documents is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission (e.g., “PDF” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) all information set forth in the Perfection Certificate (substantially in the form of Annex II to the Security Agreement), including the schedules annexed thereto, has been duly prepared, completed and executed by the New Subsidiary and the information set forth therein is correct and complete in all material respects and (b) set forth on Schedule I attached hereto is a true and correct schedule describing the securities of the New Subsidiary being pledged hereunder.

SECTION 5.  Except as expressly supplemented thereby, each of the Collateral Documents shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any New Subsidiary shall be given to it c/o the Borrower at the Borrower’s address as provided in Section 9.01 of the Credit Agreement, with a copy to the Borrower.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent in each case in accordance with the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement as of the day and year first above written.

S E Investment LLC

By:	/s/ James A. Tichenor
Name:	James A. Tichenor
Title:	Vice President and Treasurer
Address:	575 Maryville Centre Drive St. Louis, MO 63141

CITIBANK, N.A. As Collateral Agent

By:	/s/ David Jaffe
Name:	David Jaffe
Title:	Director/Vice President